Exhibit 99.1

Texas Roadhouse, Inc. Announces Fourth Quarter 2020 Results

and Provides Business Update

LOUISVILLE, KY. (February 18, 2021) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 52 week periods ended December 29, 2020 and provided a business update in response to the continued COVID-19 pandemic.

	Fourth Quarter			Year to Date
($000's)	2020	2019	% Change	2020	2019	% Change
Total revenue	$637,989	$725,238	(12.0)%	$2,398,123	$2,756,163	(13.0)%
Income from operations	20,396	53,411	(61.8)%	23,844	212,023	(88.8)%
Net income	19,549	42,686	(54.2)%	31,255	174,452	(82.1)%
Diluted earnings per share	$0.28	$0.61	(54.3)%	$0.45	$2.46	(81.8)%

Note: Fourth quarter and full year 2020 results include 13 and 52 weeks, respectively, compared to 14 and 53 weeks in the fourth quarter and full year of 2019, respectively.

Results for the fourth quarter included the following:

•	Total revenue was negatively impacted by lapping the $59.5 million benefit of the 14th week in 2019, which represented 7.9% of the decrease in total revenue for the quarter. Diluted earnings per share in the prior year quarter benefitted by $0.10 to $0.11 as a result of the 14th week;
•	For the October, November, and December periods, comparable restaurant sales at domestic company restaurants increased 0.8%, decreased 6.3%, and decreased 18.2%, respectively. Sales during the period were negatively impacted by dining room closures and capacity restrictions throughout the country. For the quarter, comparable restaurant sales decreased 8.9% at domestic company restaurants and decreased 11.2% at domestic franchise restaurants;
•	Nine company restaurants, including one Jaggers restaurant, our fast-casual concept, were opened and two franchise restaurants were opened;
•	Restaurant margin, as a percentage of restaurant and other sales, was 13.3% and restaurant margin dollars were $84.1 million. Restaurant margin was impacted by a decrease in comparable restaurant sales and higher costs related to the pandemic. These costs included $0.5 million of costs incurred for relief pay and enhanced benefits for hourly restaurant employees, net of employee retention payroll tax credits of $2.5 million; and,
•	The Company ended the quarter with debt of $240.0 million and $363.2 million of cash on hand.

Results for the year-to-date period included the following:

•	Comparable restaurant sales decreased 14.2% at domestic company restaurants and 15.5% at domestic franchise restaurants;
•	22 company restaurants, including three Bubba’s 33 restaurants and one Jaggers restaurant, were opened and four franchise restaurants were opened. One company restaurant and two international franchise restaurants were closed;
•	Restaurant margin, as a percentage of restaurant and other sales, was 11.2% and restaurant margin dollars were $265.6 million. Restaurant margin was impacted by a decrease in comparable restaurant sales and higher costs related to the pandemic. These costs included $13.2 million of costs incurred for relief pay and enhanced benefits for hourly restaurant employees, net of employee retention payroll tax credits of $7.0 million; and,
•	The Company repurchased 252,409 shares of common stock for $12.6 million, the last of which occurred on March 17th. No proceeds from the revolving credit facility were utilized to repurchase shares.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “This past year has been without question the most challenging I’ve ever experienced in the restaurant business. Despite these challenges, our operators quickly adapted and found ways to continue to serve our guests, many times in ways they never had before. This sustained our cashflows at a level that allowed us to continue to grow by opening 22 restaurants during the year. While we expect continued headwinds in the first half of 2021, we remain well-positioned for future growth.”

Business Update

For the quarter, the Company continued to operate under various capacity restrictions in the dining rooms along with enhanced To-Go, which included a curbside and/or drive-up operating model, as permitted by local guidelines. Comparable restaurant sales during the fourth quarter were impacted by dining room closures at a number of company restaurants. At the beginning of the quarter, nearly all company restaurants had their dining rooms open under various limited capacity restrictions. At the end of the quarter, 82% of company restaurants had their dining rooms open. By period, the comparable restaurant sales, average weekly sales, and To-Go sales for all company restaurants were as follows:

	October	November	December	Q4 2020
All restaurants
Comparable restaurant sales	0.8%	(6.3)%	(18.2)%	(8.9)%
Average weekly sales	$98,797	$93,946	$84,184	$91,644
To-Go sales as a % of average weekly sales	20.0%	22.4%	26.5%	23.1%
Number of restaurants - end of period	528	533	537	537

Limited capacity restaurants (1)
Comparable restaurant sales	1.1%	(3.4)%	(9.1)%	(4.0)%
Average weekly sales	$99,139	$96,841	$93,894	$96,568
To-Go sales as a % of average weekly sales	19.9%	21.1%	21.4%	20.8%
Number of restaurants - end of period	519	452	440	440

(1) Includes the full weekly sales for all restaurants with dining rooms re-opened at limited capacity as of the end of a week and excludes those restaurants that were operating as To-Go or outdoor dining only.

For the fourth quarter, the Company’s cash on hand position increased approximately $34.5 million due to operating cashflows and working capital inflows, partially offset by cash used for capital expenditures. In addition, the Company acquired two franchise locations for a total purchase price of $10.6 million. As of the end of the year, the Company had opened 22 company restaurants across all concepts and an additional ten company restaurants were under construction.

For the January period and the first seven weeks of the first quarter of fiscal 2021, the comparable restaurant sales, average weekly sales, and To-Go sales for all company restaurants were as follows:

		First 7 weeks
	January	Q1 2021
All restaurants
Comparable restaurant sales	(0.3)%	(2.0)%
Average weekly sales	$105,595	$105,505
To-Go sales as a % of average weekly sales	25.9%	24.8%
Number of restaurants - end of period	537	538

Limited capacity restaurants (1)
Comparable restaurant sales	3.8%	0.3%
Average weekly sales	$110,587	$108,374
To-Go sales as a % of average weekly sales	23.7%	23.4%
Number of restaurants - end of period	504	530

(1) Includes the full weekly sales for all restaurants with dining rooms re-opened at limited capacity as of the end of a week and excludes those restaurants that were operating as To-Go or outdoor dining only.

2021 Outlook

As previously announced, due to the uncertainty surrounding the pandemic, the Company had not yet provided a financial outlook for the fiscal year ending December 28, 2021. However, based on improved cashflow and stabilizing operations at company restaurants, the Company is providing the following expectations for 2021:

•	25 to 30 company restaurant openings across all concepts;
•	Store week growth of 4.0% to 5.0%;
•	Commodity cost inflation of approximately 3.0%; and
•	Total capital expenditures of $210 million to $220 million.

To the extent that state and local guidelines begin to significantly reduce capacity and/or re-close dining rooms, the Company could pull back on development and reduce capital spend accordingly.

Non-GAAP Measures

The Company prepares the consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars and as a percentage of restaurant and other sales). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance. The Company also excludes depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in restaurants. The Company also excludes impairment and closure expense as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, February 18, 2021 at 5:00 p.m. Eastern Time to discuss these results. The dial-in number is (877) 699-0953 or (647) 689-5456 for international calls. A replay of the call will be available for one week following the conference call. To access the replay, please dial (800) 585-8367 or (416) 621-4642 for international calls, and use 6659886 as the pass code. There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 630 restaurants system-wide in 49 states and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the potential impact of the COVID-19/Coronavirus outbreak and other non-historical statements. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in the Current Report on Form 8-K filed on February 18, 2021. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 and 14 Weeks Ended		52 and 53 Weeks Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Revenue:
Restaurant and other sales	$633,032	$719,457	$2,380,177	$2,734,177
Franchise royalties and fees	4,957	5,781	17,946	21,986

Total revenue	637,989	725,238	2,398,123	2,756,163

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Food and beverage	205,117	233,221	780,646	883,357
Labor	222,788	237,902	875,764	905,614
Rent	13,956	13,358	54,401	52,531
Other operating	107,111	112,093	403,726	418,448
Pre-opening	5,803	7,355	20,099	20,156
Depreciation and amortization	30,443	30,970	117,877	115,544
Impairment and closure, net	1,392	(1,293)	2,263	(899)
General and administrative	30,983	38,221	119,503	149,389

Total costs and expenses	617,593	671,827	2,374,279	2,544,140

Income from operations	20,396	53,411	23,844	212,023

Interest expense (income), net	1,490	12	4,091	(1,514)
Equity income (loss) from investments in unconsolidated affiliates	97	278	(500)	378

Income before taxes	19,003	53,677	19,253	213,915
Income tax (benefit) expense	(1,673)	9,066	(15,672)	32,397

Net income including noncontrolling interests	20,676	44,611	34,925	181,518
Less: Net income attributable to noncontrolling interests	1,127	1,925	3,670	7,066
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$19,549	$42,686	$31,255	$174,452

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.28	$0.61	$0.45	$2.47
Diluted	$0.28	$0.61	$0.45	$2.46

Weighted average shares outstanding:
Basic	69,525	69,431	69,438	70,509
Diluted	70,052	69,888	69,893	70,916

Cash dividends declared per share	$-	$0.30	$0.36	$1.20

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 29, 2020	December 31, 2019
Cash and cash equivalents	$363,155	$107,879
Other current assets, net	147,496	140,020
Property and equipment, net	1,088,623	1,056,563
Operating lease right-of-use assets, net	530,625	499,801
Goodwill	127,001	124,748
Intangible assets, net	2,271	1,234
Other assets	65,990	53,320

Total assets	$2,325,161	$1,983,565

Current maturities of long-term debt	50,000	-
Other current liabilities	456,318	417,220
Operating lease liabilities, net of current portion	572,171	538,710
Long-term debt, excluding current maturities	190,000	-
Other liabilities	113,621	96,466
Texas Roadhouse, Inc. and subsidiaries stockholders' equity	927,505	915,994
Noncontrolling interests	15,546	15,175

Total liabilities and equity	$2,325,161	$1,983,565

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	52 and 53 Weeks Ended
	December 29, 2020	December 31, 2019
Cash flows from operating activities:
Net income including noncontrolling interests	$34,925	$181,518
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	117,877	115,544
Share-based compensation expense	29,431	35,500
Deferred income taxes	(19,932)	6,335
Other noncash adjustments, net	6,262	6,039
Change in working capital	61,875	29,362
Net cash provided by operating activities	230,438	374,298

Cash flows from investing activities:
Capital expenditures - property and equipment	(154,401)	(214,340)
Acquisition of franchise restaurants, net of cash acquired	(10,580)	(1,536)
Proceeds from sale of property and equipment	1,709	1,056
Proceeds from sale leaseback transaction	2,167	-
Net cash used in investing activities	(161,105)	(214,820)

Cash flows from financing activities:
Proceeds from revolving credit facility	240,000	-
Repurchase of shares of common stock	(12,621)	(139,849)
Dividends paid	(24,989)	(102,366)
Other financing activities, net	(16,447)	(19,509)
Net cash provided by (used in) financing activities	185,943	(261,724)

Net increase (decrease) in cash and cash equivalents	255,276	(102,246)
Cash and cash equivalents - beginning of period	107,879	210,125
Cash and cash equivalents - end of period	$363,155	$107,879

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 and 14 Weeks Ended		52 and 53 Weeks Ended
	December 29, 2020	December 31, 2019	December 29, 2020	December 31, 2019
Income from operations	$20,396	$53,411	$23,844	$212,023

Less:
Franchise royalties and fees	4,957	5,781	17,946	21,986

Add:
Pre-opening	5,803	7,355	20,099	20,156
Depreciation and amortization	30,443	30,970	117,877	115,544
Impairment and closure, net	1,392	(1,293)	2,263	(899)
General and administrative	30,983	38,221	119,503	149,389

Restaurant margin	$84,060	$122,883	$265,640	$474,227

Restaurant margin (as a percentage of restaurant and other sales)	13.3%	17.1%	11.2%	17.3%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Fourth Quarter		Change		Year to Date		Change
	2020	2019	vs LY		2020	2019	vs LY
Restaurant openings
Company - Texas Roadhouse	8	9	(1)		18	19	(1)
Company - Bubba's 33	0	2	(2)		3	3	0
Company - Jaggers	1	0	1		1	0	1
Franchise - Texas Roadhouse - U.S.	1	0	1		2	1	1
Franchise - Texas Roadhouse - International	1	3	(2)		2	8	(6)
Total	11	14	(3)		26	31	(5)

Restaurant acquisitions/dispositions
Company	2	1	1		2	1	1
Franchise	(2)	(1)	(1)		(2)	(1)	(1)
Total	0	0	0		0	0	0

Restaurant closures
Company - Texas Roadhouse	0	0	0		(1)	0	(1)
Company - Bubba's 33	0	0	0		0	0	0
Company - Jaggers	0	0	0		0	0	0
Franchise - Texas Roadhouse - International	0	0	0		(2)	(2)	0
Total	0	0	0		(3)	(2)	(1)

Restaurants open at the end of the quarter
Company - Texas Roadhouse	503	484	19
Company - Bubba's 33	31	28	3
Company - Jaggers	3	2	1
Franchise - Texas Roadhouse - U.S.	69	69	0
Franchise - Texas Roadhouse - International	28	28	0
Total	634	611	23

Company restaurants
Restaurant and other sales	$633,032	$719,457	(12.0)%		$2,380,177	$2,734,177	(12.9)%
Store weeks	6,908	7,118	(3.0)%		27,181	26,473	2.7%
Comparable restaurant sales (1)	(8.9)%	4.4%			(14.2)%	4.7%
Texas Roadhouse restaurants only:
Comparable restaurant sales (1)	(9.0)%	4.3%			(14.1)%	4.6%
Average unit volume (2)	$1,208	$1,435	(15.8)%		$4,649	$5,555	(16.3)%
Average unit volume, as adjusted (3)	$1,208	$1,336	(9.5)%		$4,649	$5,427	(14.3)%
Weekly sales by group:
Comparable restaurants (470 units)	$93,530
Average unit volume restaurants (19 units) (4)	$78,402
Restaurants less than 6 months old (14 units)	$90,994

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	32.4%	32.4%	(1	)bps	32.8%	32.3%	49	bps
Labor	35.2%	33.1%	213	bps	36.8%	33.1%	367	bps
Rent	2.2%	1.9%	35	bps	2.3%	1.9%	36	bps
Other operating	16.9%	15.6%	134	bps	17.0%	15.3%	166	bps
Total	86.7%	82.9%	380	bps	88.8%	82.7%	618	bps

Restaurant margin	13.3%	17.1%	(380	)bps	11.2%	17.3%	(618	)bps

Restaurant margin ($ in thousands)	$84,060	$122,883	(31.6)%		$265,640	$474,227	(44.0)%
Restaurant margin $/Store week	$12,169	$17,264	(29.5)%		$9,773	$17,914	(45.4)%

Franchise restaurants
Franchise royalties and fees	$4,957	$5,781	(14.3)%		$17,946	$21,986	(18.4)%
Store weeks	1,260	1,330	(5.2)%		5,048	4,953	1.9%
Comparable restaurant sales (1)	(10.7)%	3.0%			(17.3)%	3.0%
U.S. franchise restaurants only:
Comparable restaurant sales (1)	(11.2)%	3.4%			(15.5)%	3.8%
Average unit volume (2)	$1,242	$1,491	(16.7)%		$4,779	$5,749	(16.9)%
Average unit volume, as adjusted (3)	$1,242	$1,387	(10.5)%		$4,779	$5,617	(14.9)%

Pre-opening expense	$5,803	$7,355	(21.1)%		$20,099	$20,156	(0.3)%

Depreciation and amortization	$30,443	$30,970	(1.7)%		$117,877	$115,544	2.0%
As a % of revenue	4.8%	4.3%	50	bps	4.9%	4.2%	72	bps

General and administrative expenses	$30,983	$38,221	(18.9)%		$119,503	$149,389	(20.0)%
As a % of revenue	4.9%	5.3%	(41	)bps	5.0%	5.4%	(44	)bps

(1)  Comparable restaurant sales reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding sales from restaurants permanently closed during the period.  Q4 2020 and 2020 YTD include 13 and 52 weeks, respectively, while Q4 2019 and 2019 YTD include 14 and 53 weeks, respectively.

(3)  For comparative purposes, Q4 2019 and 2019 YTD were adjusted to include 13 and 52 weeks, respectively.

(4)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.